EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Bio-Solutions Corp., a Nevada corporation (the "Company") on Form 10-Q for the three months ending March 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Thomas Metzger, Chief Executive Officer/ Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Bio-Solutions Corp., and will be retained by Bio-Solutions Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: July 15, 2014	By:	/s/ Thomas E. Metzger, PhD
Thomas E. Metzger, PhD
Chief Executive Officer/Chief Financial Officer